Exhibit 2.h

GLADSTONE CAPITAL CORPORATION

150,000 Common Shares

Placement Agreement

August 21, 2007

Ferris, Baker Watts, Incorporated

100 Light Street

Baltimore, MD  21202

Ladies and Gentlemen:

Gladstone Capital Corporation, a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell up to an aggregate of 150,000 shares (the “Shares”) of its common stock, par value $.001 per share (the “Common Shares”) to a limited number of institutional investors (the “Investors”).  The Company desires to engage Ferris, Baker Watts, Incorporated as its exclusive placement agent, on a best efforts basis, in connection with the offering of the Shares.

The Company has entered into an Amended and Restated Investment Advisory and Management Agreement, dated as of October 1, 2006 (the “Investment Advisory Agreement”), with Gladstone Management Corporation, a Delaware corporation registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”).  The Company has entered into an Administration Agreement, dated as of October 1, 2006 (the “Administration Agreement”), with Gladstone Administration, LLC, a Delaware limited liability company (the “Administrator”).

1.             REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with the Placement Agent as of the date hereof and as of the Closing Date (defined below) as follows:

(a)           Compliance with Registration Requirements.

(i)            The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1933 Act”), a registration statement (Registration No. 333-143027) on Form N-2 with respect to the Shares, including a base prospectus (the “Base Prospectus”), and such amendments or post-effective amendments to such registration statement as may have been required to the date of this Agreement, which has been prepared by the Company pursuant to and in conformity with the requirements of the 1933 Act.  The Commission has declared effective such registration statement and any post-effective amendments thereto.  Copies of such registration statement, including any amendments thereto, each related preliminary prospectus (meeting the requirements of Rule 430, 430A,

430B or 430C of the 1933 Act) contained therein, and the exhibits, financial statements and schedules thereto have heretofore been made available by the Company to the Placement Agent.  A final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A, 430B or 430C of the 1933 Act will be filed promptly by the Company with the Commission in accordance with Rule 497 of the 1933 Act.  The term “Registration Statement” as used herein means the registration statement on Form N-2 (File No. 333-143027) at the later of the time it or any post-effective amendment thereto became effective (or any part thereof is deemed effective under Rule 430B(f)(2)) (the “Effective Date”), including financial statements, all exhibits and all documents incorporated by reference therein and, if applicable, the information deemed to be included by Rule 430A, 430B or 430C of the 1933 Act, and shall include any registration statement filed pursuant to Rule 462(b) of the 1933 Act.  The term “Prospectus” as used herein means, together with the Base Prospectus, (i) the final prospectus supplement with respect to this offering, as first filed with the Commission pursuant to Rule 497 of the 1933 Act (the “Prospectus Supplement”), or (ii) if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date, including, in each case, the documents incorporated by reference therein.  The term “Preliminary Prospectus” as used herein shall mean a preliminary prospectus as contemplated by Rule 430, 430A, 430B or 430C of the 1933 Act included at any time in the Registration Statement, including the Base Prospectus and any preliminary prospectus supplement with respect to this offering (the “Preliminary Prospectus Supplement”), and including in each case the documents incorporated by reference therein.  The documents and information listed on Schedule I hereof shall constitute the “Disclosure Package” as that term is used herein. Notwithstanding the foregoing, the prospectus supplement filed by the Company pursuant to Rule 497 of the 1933 Act on July 24, 2007 shall not be deemed a Prospectus or Preliminary Prospectus for purposes of this Agreement. The Company filed a Form N-54A “Notification of Election to be Subject to Sections 55 through 65 of the 1940 Act Filed Pursuant to Section 54(a) of the 1940 Act” (File No. 814-00237) with the Commission on August 23, 2001, under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (collectively, the “1940 Act”).

(ii)           The Company meets the requirements for use of Form N-2 under the 1933 Act.  Neither the Commission nor any state or other jurisdiction or other regulatory body has issued, or to the knowledge of the Company, has threatened to issue, any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus, the Disclosure Package or the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction nor instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose.  The Disclosure Package as of 9:30 a.m. Eastern time on the date hereof (the “Initial Time of Sale”), the Registration Statement at each Effective Date, and the Prospectus and any amendments or supplements thereto when they are filed with the Commission or become effective, as the case may be, contain or will contain, as the case may be, all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of the 1933 Act.  Neither the Registration Statement nor any amendment thereto, as of the applicable Effective Date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading.  Neither the Prospectus nor any amendment or supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Disclosure Package nor any amendment or supplement thereto, at the Initial Time of Sale, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement, the Disclosure Package or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company relating to the Placement Agent by or on behalf of the Placement Agent expressly for use in the preparation thereof (as provided in Section 9(b) hereof).

(iii)          The Incorporated Documents (defined below) at the time they became effective or at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder (collectively, the “Exchange Act”).  During the period when a prospectus (or in lieu thereof, the notice contemplated by Rule 173(a) of the 1933 Act) relating to any of the Shares is required to be delivered under the 1933 Act by the Placement Agent or any dealer, any future documents incorporated by reference or deemed incorporated by reference so filed, when they are filed, will comply in all material respects with the requirements of the Exchange Act.  No such incorporated document contained or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and, when read together and with the other information in each of the Disclosure Package and the Prospectus, at the Effective Date of the Registration Statement, at the Initial Time of Sale and at the Closing Date, each such incorporated document did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made. As used herein, the term “Incorporated Documents” means the documents that are incorporated by reference in the Registration Statement, the Prospectus, any Preliminary Prospectus, or any amendment or supplement thereto during the period when a prospectus (or in lieu thereof, the notice contemplated by Rule 173(a) of the 1933 Act) relating to any of the Shares is required to be delivered under the 1933 Act by the Placement Agent or any dealer.

(b)           No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, net asset value, prospects, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change or effect, where the context so requires is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) except for regular dividends on the Common Shares in amounts per share consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(c)           Good Standing of the Company. The Company has been duly formed and is existing as a corporation under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”), with all requisite corporate power and authority to own, lease and license its properties, and conduct its business as currently carried on and described in the Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(d)           Subsidiaries of the Company. As of December 31, 2006, the Company did not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than those corporations or other entities described in the Disclosure Package and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company” and collectively, the “Portfolio Companies”) and the subsidiaries listed in Item 27 of the Registration Statement. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company does not control (as such term is defined in Section 2(a)(9) of the 1940 Act) any of the Portfolio Companies.

(e)           Reserved.

(f)            Authorization and Description of Common Shares.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus and the Disclosure Package as of the date thereof under the caption “Capitalization” and “Consolidated Selected Financial Data.”  The Common Shares (including the Shares)

conform in all material respects to the description thereof contained in the Prospectus and the Disclosure Package.  All issued and outstanding Common Shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and have been offered and sold or exchanged by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws). None of the outstanding Common Shares of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company. No shares of preferred stock of the Company have been designated, offered, sold or issued, and no shares of preferred stock are currently outstanding. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, if any, and the options or other rights granted thereunder, set forth in the Prospectus and the Disclosure Package accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. All stock option, stock bonus and other stock-based compensation plans, or arrangements comply in all material respects with the provisions of the 1940 Act. The Shares to be purchased by the Investors from the Company have been duly authorized for issuance and sale to the Investors pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable.

(g)           Portfolio Companies. The Company has duly authorized, executed and delivered and currently is a party to or payee with respect to the promissory notes and other agreements evidencing the investments described in the Disclosure Package and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company Agreement”). Except as otherwise disclosed in the Disclosure Package and the Prospectus, and to the Company’s knowledge, each Portfolio Company is current, in all material respects with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to result in a Material Adverse Change.

(h)           Authorization of this Agreement. The Company has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein, including the issuance, sale and delivery of the Shares as provided herein.  The Company’s execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company and this Agreement has been duly executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(i)            BDC Election. The Company has elected to be regulated as a business development company under the 1940 Act and has filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed Form N-54A (the “Company BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the Company BDC Election pursuant to Section 54(c) of the 1940 Act; the Company BDC Election remains in full force and effect, and, to the Company’s actual knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission.  The operations of the Company are in compliance with the provisions of the 1940 Act applicable to business development companies and the rules and regulations of the Commission thereunder applicable to business development companies, except where such non-compliance would not reasonably be expected to result in a Material Adverse Effect.

(j)            Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  Neither the Company nor any subsidiary is in violation of or default under its (i) charter, articles or certificate of incorporation, by-laws, or similar organizational documents; (ii) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument, including any Portfolio Company Agreement, the Investment Advisory Agreement and the Administration Agreement, to which the Company or any of its subsidiaries is a party or bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.  The issue and sale of the Shares and the Company’s execution, delivery and performance of this Agreement (i) have been duly authorized by all necessary corporate action, have been effected in accordance with Sections 15(c) and 23(b) of the 1940 Act and will not result in any violation of the provisions of the charter, articles or certificate of incorporation or by-laws of the Company or similar organizational documents of any subsidiary, (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any existing instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Effect and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except for such violations that would not reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby and by the Prospectus and the Disclosure Package, except such as have already been obtained or made under the 1933 Act and the 1940 Act and such as may be required under any applicable state securities or blue sky laws or from the National Association of Securities Dealers, Inc. (the “NASD”).

(k)           Registration Rights.  No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(l)            Preparation of the Financial Statements.  The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus and the Disclosure Package present fairly in all material respects the consolidated financial position of the Company as of and at the dates indicated and the consolidated results of its operations, consolidated changes in its stockholders’ equity and its consolidated cash flows for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement.  The consolidated selected financial data included in the Prospectus and the Disclosure Package present fairly in all material respects the information shown therein and has been compiled on a basis consistent with the consolidated financial statements included or incorporated by reference in the Registration Statement.  All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(m)          Absence of Proceedings.  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is, except as set forth in or contemplated in the Disclosure Package and the Prospectus, pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect.

(n)           Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, who has audited the financial statements and schedules of the Company and its consolidated subsidiaries and the assessment of the Company’s management of the Company’s internal control over financial reporting included in the Registration Statement, the Disclosure Package and the Prospectus, are, and were during the periods covered by its reports, an independent registered public accounting firm within the meaning of the 1933 Act, the Exchange Act and the respective rules and regulations of the Commission thereunder.

(o)           Tax Law Compliance.  The Company and each of its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.  There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares that have not been or will not be paid.

(p)           Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers, and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause except such as would not have a Material Adverse Effect; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at an increase in cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(q)           All Necessary Permits.  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses except such licenses, certificates, permits and authorizations the failure to possess would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(r)            No Price Stabilization or Manipulation. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(s)           Compliance with Environmental Law.  The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, access for disabled persons, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus. Except as set forth in the Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(t)            Reserved.

(u)           ERISA Compliance. The Company is in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) ERISA) for which the Company or any subsidiary would have any liability; the Company and its subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”); and each  “pension plan” for which the Company or any subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would reasonably be expected to cause the loss of such qualification.

(v)           Compliance with the Sarbanes-Oxley Act of 2002. Except with respect to certain non-timely filings of reports required by Section 16 of the Exchange Act by certain of the Company’s directors and executive officers, there is and has been no material failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection thereunder (the “Sarbanes-Oxley Act”).

(w)          Accuracy and Completeness of Exhibits.  There are no contracts or documents that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits thereto by the 1933 Act, the 1940 Act or by the rules and regulations thereunder that have not been so described and filed as required.  All descriptions of contracts or documents described in the Registration Statement, the Prospectus and the Disclosure Package are accurate and complete in all material respects.  Notwithstanding the foregoing, as of the date hereof, the Company has not filed certain contracts and documents as exhibits to the Registration Statement, although all such exhibits will be filed by post-effective amendment pursuant to Rule 462(d) under the 1933 Act within twenty-four (24) hours of the execution of this Agreement.

(x)            Advertisements.  Any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Company used in connection with the public offering of the Shares (collectively, “Sales Material”) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.  Moreover, all Sales Material complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, and the rules and interpretations of the National Association of Securities Dealers, Inc. (the “NASD”) (except that this representation and warranty does not apply to statements in or omissions from the Sales Material made in reliance upon and in conformity with information relating to the Placement Agent furnished to the Company by or on behalf of the Placement Agent through you expressly for use therein).

(y)           Subchapter M. The Company is currently organized and operates in compliance in all material respects with the requirements to be taxed as, and has duly elected to be taxed as (which election has not been revoked), a regulated investment company under Subchapter M of the Code.  The Company intends to direct the investment of the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement under the caption “Use of Proceeds” and in such a manner as to continue to comply with the requirements of Subchapter M of the Code.

(z)            Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) will be evaluated for effectiveness as of the end of each fiscal quarter and fiscal year of the Company and (iii) are effective in all material respects to perform the functions for which they were established.  The Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(aa)         Internal Control Over Financial Reporting. The Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb)         Intellectual Property Rights.  The Company and its subsidiaries own or possess all trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, trade secrets, processes and other intangible property rights and know-how necessary for the conduct of its business as described in the Registration Statement (collectively, the “Intellectual Property”). Except as described in the Prospectus, (i) no third parties have received rights to any such Intellectual Property from the Company or any of its subsidiaries other than licenses granted in the ordinary course of business; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property, (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a basis for any such claim; (iv) there is no pending or, to the

Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a basis for any such claim; and (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates, or would infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a basis for any such claim.

(cc)         No Unlawful Contributions or Other Payments.  Neither the Company nor to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, has used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from company funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. No funds of the Company have been set aside to be used for any payment in violation of any law.

(dd)         Interested Persons. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act, and (ii) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of the Placement Agent except as otherwise disclosed in the Registration Statement.

(ee)         Nasdaq Global Select Market. The Shares are registered pursuant to Section 12(b) of the Exchange Act and have been approved for quotation on the Nasdaq Global Select Market (“NASDAQ”) upon notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the NASDAQ, nor has the Company received any notification that the Commission or the NASD is contemplating terminating such registration or listing.  The Company has continued to satisfy, in all material respects, all requirements for listing the Shares for trading on the NASDAQ.

(ff)           Market-Related Data.  The statistical and market-related data included in the Disclosure Package, the Prospectus and the Registration Statement, if any, are based on or derived from sources that the Company believes to be reliable and accurate.

(gg)         Expense Summary.  The information set forth in the Base Prospectus in the Fee and Expenses Table has been prepared in accordance with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are reasonably believed to be attainable and reasonably based.

(hh)         Distribution of Offering Materials.  The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus, the Disclosure Package or other materials, if any, permitted by the 1933 Act or the 1940 Act.

(ii)           No Outstanding Loans or Other Indebtedness.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Prospectus and the Disclosure Package or the Company’s Proxy Statement relating to the 2007 Annual Meeting of Stockholders.

(jj)           Compliance with the Exchange Act; Reports Filed.  The documents filed by the Company with the Commission under the Exchange Act, including all such documents incorporated by reference in the Registration Statement, complied, and will comply in all material respects, with the requirements of the Exchange Act, and, when read together with the other information in the Disclosure Package and the Prospectus, at the time the Registration Statement and any amendments thereto became effective (or are deemed effective) and at the Initial Time of Sale and the Closing Date, as the case may be, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has filed all reports required to be filed pursuant to the 1933 Act, the 1940 Act and the Exchange Act.

Any certificate signed by any officer of the Company and delivered to the Placement Agent or counsel for the Placement Agent in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as applicable, as to matters covered thereby, to the Placement Agent.

2.             RESERVED

3.             AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Placement Agent agrees to act as the Company’s exclusive placement agent to assist the Company, on a best efforts basis, in connection with the proposed issuance and sale by the Company of the Shares to the Investors.  The Company expressly acknowledges and agrees that this Agreement does not in any way constitute a commitment by the Placement Agent to purchase any of the Shares and does not ensure successful placement of the Shares or any portion thereof. The Company shall pay to the Placement Agent concurrently with the Closing (as defined below) a fixed fee of 3% of the gross proceeds from shares issued and sold to the Placement Agent’s accounts and to whom the Placement Agent confirms a sale of the Shares (the “Placement Fee”).  The Company will offer and sell the Shares to Investors at a price agreed to by the Company and the Placement Agent.

4.             DELIVERY AND PAYMENT.  Upon satisfaction of the conditions set forth in Section 6 hereof, the closing of the sale and issuance of the Shares (the “Closing”) shall occur at the offices of Bass, Berry & Sims PLC, 100 Peabody Place, Suite 900, Memphis, Tennessee 38103, or at such other place as may be agreed upon between the Company and the Placement Agent (the “Place of Closing”), at 10:00 a.m., Memphis time, on August 22, 2007, or at such other time and date not later than 3 full business days thereafter as the Company and the Placement Agent may agree, such time and date of payment for the Shares and delivery being herein called the “Closing Date.”  The Delivery of the Shares shall be made to the respective accounts of the Investors against payment by the Investors of the purchase price therefore (the “Requisite Funds”) to the Company, by Federal Funds wire transfer payable in same day funds pursuant to the funding letter (the “Funding Letter”) in the form attached as Schedule II hereto.  “Business Day” shall mean any day other than a Saturday, Sunday, a legal holiday, or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City. The delivery of the Shares to the Investors shall be made through the facilities of The Depository Trust Company (the “DTC”).

The Company acknowledges and agrees that the Placement Agent shall act as an independent contractor, and not as a fiduciary, financial advisor or agent, and any duties of the Placement Agent with respect to investment banking services to the Company, including the offering of the Shares contemplated hereby (including in connection with determining the terms of the offering), shall be contractual in nature, as expressly set forth herein, and shall be owed solely to the Company.  Each party disclaims any intention to impose any fiduciary or similar duty on the other. Additionally, the Placement Agent has not advised, nor is advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agent shall have no responsibility or liability to the Company with respect thereto.  Any review by the Placement Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions has been and will be performed solely for the benefit of the Placement Agent and has not been and shall not be on behalf of the Company or any other person.  It is understood that the Placement Agent has not and will not be rendering an opinion to the Company as to the fairness of the terms of the offering. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Placement Agent may have financial interests in the success of the offering contemplated hereby that are not limited to the Placement Fee.

It is understood that the Company proposes to offer the Shares to the Investors as set forth in the Prospectus Supplement under the caption “Plan of Distribution.”

5.             AGREEMENTS. The Company agrees with the Placement Agent that:

(a)           Compliance with Securities Regulations and Commission Requests.  The Company will comply with the requirements of Rule 430 B and 430C under the 1933 Act and will notify the Placement Agent immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the

Prospectus or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares.  The Company will promptly effect the filings required under Rule 497, in the manner and within the time period required by Rule 497, notify the Placement Agent of the filing thereof, and take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Continued Compliance with the Securities Laws. If at any time when the Prospectus is required by the 1933 Act or the Exchange Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of outside counsel to the Placement Agent or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such outside counsel, at any such time to amend the Registration Statement, to file a new registration statement, or to amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will (i) promptly prepare and file with the Commission, subject to Section 6(j), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, (ii) use its best efforts to have such amendment or new registration statement declared effective as soon as practicable, and (iii) furnish to the Placement Agent, without charge, such number of copies of such amendment, supplement or new registration statement as the Placement Agent may reasonably request.

(c)           Rule 158.  As soon as practicable, the Company will make generally available to its security holders and to the Placement Agent an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

(d)           Delivery of Registration Statements, Prospectuses.  The Company has furnished or will deliver to the Placement Agent and counsel for the Placement Agent, without charge, signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Placement Agent, without charge, a conformed copy of the Registration Statement and of each amendment thereto (without exhibits) for the Placement Agent.  The Registration Statement and each amendment thereto furnished to the Placement Agent will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  The Company will deliver to the Placement Agent, without charge, as many copies of each Preliminary Prospectus as the Placement Agent may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to the Placement Agent, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus as the Placement Agent may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Placement Agent will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Blue Sky Qualifications.  The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Placement Agent may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(f)            No Manipulation of Market for Shares. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(g)           Expenses. The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus Supplement, the Base Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus Supplement, the Base Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents to which the Company is a party printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on NASDAQ; (vi) any required registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Placement Agent relating to such registration and qualification); (vii) any filings required to be made with the NASD (including any filing fees); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(h)           Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(i)            Filing of Amendments.  The Company will give the Placement Agent notice of its intention to file or prepare any amendment to the Registration Statement or any new registration statement relating to the Shares or any amendment, supplement or revision to either any Preliminary Prospectus (including any prospectus included in the Registration Statement or amendment thereto) at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1940 Act, the Exchange Act or otherwise, and the Company will furnish the Placement Agent with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Placement Agent or counsel to the Placement Agent shall reasonably object.  The Company will give the Placement Agent notice of its intention to make any filing pursuant to the Exchange Act from the date hereof to the Closing Date and will furnish the Placement Agent with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Placement Agent or counsel for the Placement Agent shall reasonably object.

(j)            Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1933 Act, the 1940 Act and the Exchange Act within the time periods required by such act, rule or regulation.  To the extent the distribution of Shares has been completed, the Company will not be required to provide the Placement Agent with reports it is required to file with the Commission under the Exchange Act.

(k)           Amendments or Supplements to the Disclosure Package. If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will promptly notify the Placement Agent so that any use of the Disclosure Package may cease until it is amended or supplemented (at the sole cost and expense of the Company).

(l)            Reserved.

(m)          Business Development Company Election.  The Company will use its best efforts to maintain its status as a business development company.

The Company and Placement Agent covenant to one another as follows:

(n)           NASD No Objection Letter.  The Company and the Placement Agent agree to use their best efforts to obtain a no objection letter from the NASD regarding the fairness and reasonableness of the placement agent terms and arrangements.

6.             CONDITIONS TO THE OBLIGATIONS OF THE PLACEMENT AGENT. The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           Effectiveness of Registration Statement.  The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Placement Agent.  The Prospectus containing information omitted pursuant to Rule 430, Rule 430A, Rule 430B or Rule 430C relating to the description of the Shares, the specific method of distribution and similar matters shall have been filed with the Commission in the manner and within the time period required by Rule 497, as applicable (or any required post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).

(b)           Opinions of Counsel for the Company and the Adviser.  On the Closing Date, the Placement Agent shall have received the opinions of Cooley Godward Kronish LLP, counsel for the Company, and Kirkpatrick & Lockhart Preston Gates Ellis LLP, counsel to the Company as to 1940 Act matters, in the form mutually agreed upon.

(c)           Opinion of Counsel for the Placement Agent.  The Placement Agent shall have received from Bass, Berry & Sims PLC, counsel for the Placement Agent, such opinion or opinions, dated the Closing Date and addressed to the Placement Agent, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Placement Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(d)           Officers’ Certificates.  The Company shall have furnished to the Placement Agent a certificate, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, any supplements to the Prospectus and this Agreement and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;

(ii)           the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)          since the date of the most recent financial statements included in the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

(e)           Accountant’s Comfort Letter.  On or before the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Placement Agent, at the request of the Company, a letter, dated the date of delivery thereof and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent, containing statements and information of the type customarily included in accountants’ “comfort letters” to placement agents with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided, that the letter shall use a “cut-off” date no more than three (3) Business Days prior to the Closing Date.

(f)            No Material Adverse Change.  Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Placement Agent, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement and the Prospectus.

(g)           Reserved.

(h)           Additional Documents.  At the Closing Date, counsel to the Placement Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Placement Agent and counsel to the Placement Agent.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Placement Agent and counsel for the Placement Agent, this Agreement and all obligations of the Placement Agent hereunder may be canceled at, or at any time prior to, the Closing Date by the Placement Agent. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered to the office of Bass, Berry & Sims PLC, counsel for the Placement Agent, at 100 Peabody Place, Suite 900, Memphis, Tennessee 38103, on the Closing Date.

7.             REIMBURSEMENT OF PLACEMENT AGENT’S EXPENSES. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Placement Agent set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Placement Agent, the Company will reimburse the Placement Agent on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

8.             INDEMNIFICATION AND CONTRIBUTION.

(a)           The Company agrees to indemnify and hold harmless the Placement Agent, the directors, officers, employees and agents of the Placement Agent and each person who controls the Placement Agent within the meaning of either the 1933 Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof, or in any Preliminary Prospectus, the Disclosure Package or the Prospectus, or in any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, defending and/or settling any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Placement Agent through the Placement Agent specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)           The Placement Agent agrees to indemnify and hold harmless the Company, each director of the Company, each officer who signs the Registration Statement, and each person who controls the Company within the meaning of either the 1933 Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only with reference to written information relating to the Placement Agent furnished to the Company by or on behalf of the Placement Agent through the Placement Agent specifically for inclusion in the documents referred to in the foregoing indemnity. The Company acknowledges that the public offering price and Placement Fee appearing on the cover page and under the caption “Plan of Distribution” in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of the Placement Agent for inclusion in the Prospectus Supplement or the Base Prospectus.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other parties indemnified pursuant to this Agreement which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)           In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Placement Agent agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and the Placement Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Placement Agent on the other from the offering of the Shares; provided, however, that in no case shall the Placement Agent be responsible for any amount in excess of the Placement Fee hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Placement Agent severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Placement Agent on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Placement Agent shall be deemed to be equal to the total Placement Fee, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Placement Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Placement Agent within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Placement Agent shall have the same rights to contribution as such Placement Agent, and each person who controls the Company within the meaning of either the 1933 Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.             TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Placement Agent, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such time (i) trading in any shares of the

Company’s capital stock shall have been suspended by the Commission or the NASDAQ or trading in securities generally on the NASDAQ shall have been suspended or limited or minimum prices shall have been established on the NASDAQ, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Placement Agent, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus.

10.           REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or the officers of the Company and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or the Company r any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

11.           NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Company, will be mailed, delivered or telefaxed to Gladstone Capital Corporation 1521 Westbranch Drive, Suite 200, McLean, Virginia 22102, Fax number 703-287-5801, Attention: David Gladstone, Chairman and Chief Executive Officer, with a copy to Cooley Godward Kronish LLP, One Freedom Square, Reston Town Center, 11951 Freedom Drive, Reston, Virginia 20190, Fax number 703-456-8100, Attention: Darren DeStefano, Esq. and if sent to the Placement Agent, will be mailed, delivered or telefaxed to Ferris, Baker Watts, Incorporated, 100 Light Street, Baltimore, MD 21202, Fax number 410-659-4632, Attention: Cliff Booth with a copy to Bass, Berry & Sims PLC, The Tower of Peabody Place, 100 Peabody Place, Suite 900, Memphis, Tennessee 38103, Fax number 901-543-5999, Attention: John A. Good, Esq.

12.           NO FIDUCIARY DUTY.  Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Placement Agent, the Company acknowledges and agrees that: (a) nothing herein shall create a fiduciary or agency relationship between the Company and the Placement Agent; (b) the Placement Agent is not acting as an advisor, expert or otherwise, to the Company in connection with this offering, sale of the Shares or any other services the Placement Agent may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares; (c) the relationship between the Company and the Placement Agent is entirely and solely commercial, based on arms-length negotiations; (d) any duties and obligations that the Placement Agent may have to the Company shall be limited to those duties and obligations specifically stated herein; and (e) notwithstanding anything in this Placement Agent Agreement to the contrary, the Company acknowledges that the Placement Agent may have financial interests in the success of the offering that are not limited to the Placement Fee and the Placement Agent has no obligation to disclose, or account to the Company for, any of such additional financial interests.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any breach or alleged breach of fiduciary duty.

13.           SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.           APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.           COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16.           HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Placement Agent.

Very truly yours,

GLADSTONE CAPITAL CORPORATION

By:	/s/ DAVID GLADSTONE

Name:	David Gladstone

Title:	Chief Executive Officer

CONFIRMED AND ACCEPTED

as of the date first above mentioned by:

FERRIS, BAKER WATTS, INCORPORATED

By:	/s/ SCOTT T. BASS

Name:	Scott T. Bass

Title:	Vice President